Exhibit 99.2

STRICTLY PRIVATE AND CONFIDENTIAL Q4 2021 Results Presentation January 27, 2022 HBT Financial, Inc.

Forward-Looking Statements

Certain statements contained in this presentation are forward-looking statements. Forward-looking statements may include statements relating to our future plans, strategies and expectations, as well as the economic impact of COVID-19 and the related impacts on our future financial results and statements about our near-term outlook, including near-term loan growth, net interest margin, provision for loan losses, service charges on deposit accounts, mortgage banking profits, wealth management fees, expenses, asset quality, capital levels and continued earnings, including as a result of expected improvement in economic conditions with respect to COVID-19; and about the expected benefits, synergies, results and growth resulting from the acquisition of NXT Bancorporation, Inc. ("NXT") and NXT Bank. Forward looking statements are generally identifiable by use of the words "believe," "may," "will," "should," "could," "expect," "estimate," "intend," "anticipate," "project," "plan" or similar expressions. Forward looking statements are frequently based on assumptions that may or may not materialize and are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from the results anticipated or projected and which could materially and adversely affect our operating results, financial condition or prospects include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers' businesses; the continued disruption or worsening of global, national, state and local economies associated with the COVID-19 pandemic, including in connection with inflationary pressures and supply chain constraints, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; the composition of our loan portfolio; time and effort necessary to resolve nonperforming assets; environmental liability associated with our lending activities; the effects of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin, our investments, and our loan originations, and our modelling estimates relating to interest rate changes; our access to sources of liquidity and capital to address our liquidity needs; our inability to receive dividends from Heartland Bank and Trust Company (the "Bank"), pay dividends to our common stockholders or satisfy obligations as they become due; the effects of problems encountered by other financial institutions; our ability to achieve organic loan and deposit growth and the composition of such growth; the timing, outcome and results of integrating the operations of NXT into those of HBT Financial, Inc. ("HBT"); the possibility that expected benefits, synergies and results from the acquisition are delayed or not achieved; the effects of the merger in HBT's future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to customer or employee relationships resulting from the completion of the transaction; the diversion of management time on integration-related issues; our ability to attract and retain skilled employees or changes in our management personnel; any failure or interruption of our information and communications systems; our ability to identify and address cybersecurity risks; the effects of the failure of any component of our business infrastructure provided by a third party; our ability to keep pace with technological changes; our ability to successfully develop and commercialize new or enhanced products and services; current and future business, economic and market conditions in the United States generally or in Illinois and Iowa in particular; the geographic concentration of our operations in Illinois and Iowa; our ability to effectively compete with other financial services companies and the effects of competition in the financial services industry on our business; our ability to attract and retain customer deposits; our ability to maintain the Bank's reputation; possible impairment of our goodwill and other intangible assets; the impact of, and changes in applicable laws, regulations and accounting standards and policies; our prior status as an "S Corporation" under the applicable provisions of the Internal Revenue Code of 1986, as amended; possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations; the effectiveness of our risk management and internal disclosure controls and procedures; market perceptions associated with certain aspects of our business; the one-time and incremental costs of operating as a standalone public company; our ability to meet our obligations as a public company, including our obligations under Section 404 of the Sarbanes-Oxley Act; and damage to our reputation from any of the factors described above or elsewhere in this presentation. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update any forward-looking statement in the future, or to reflect circumstances and events that occur after the date on which the forward-looking statement was made.

Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures. While HBT Financial, Inc. ("HBT" or the "Company") believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non-GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax equivalent adjustments assume a federal tax rate of 21% and state income tax rate of 9.5% during the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, and the years ended December 31, 2021, 2020, 2019 and 2018, and a federal tax rate of 35% and state income tax rate of 8.63% for the year ended December 31, 2017. For a reconciliation of the non-GAAP measures we use to the most closely comparable GAAP measures, see the Appendix to this presentation.

HBT Financial

1

Q4 2021 highlights Growth accelerates ◼ Total assets increased $367 million, or 9.3%, from Q3 2021 reflecting the addition of $234 million of assets from the closing of the NXT Bancorporation acquisition on October 1, 2021 ◼ Total loans, excluding the impact of acquired NXT and PPP loans, increased 9.0% from Q3 2021 ◼ Total deposits, excluding the impact of acquired NXT deposits, increased 4.0% from Q3 2021 ◼ Loans - to - deposits ratio of 66.9% increased from 62.8% at Q3 2021 Maintained strong profitability ◼ Net income of $13.6 million, or $0.47 per diluted share; return on average assets (ROAA) of 1.26%; and return on average tangible common equity (ROATCE) (1) of 14.24% ◼ Adjusted net income (1) of $14.2 million; or $0.49 per diluted share, adjusted ROAA (1) of 1.32%; and adjusted ROATCE (1) of 14.83% Prioritized safety and soundness ◼ Nonperforming loans totaled $2.8 million, or 0.11% of total loans, compared with $5.5 million, or 0.26% of total loans, at Q3 2021, and $10.0 million, or 0.44% of total loans, at Q4 2020 ◼ Recorded net charge - offs of $82 thousand 1 See "Non - GAAP reconciliations" in the Appendix for reconciliation of non - GAAP financial measures to their most closely comparabl e GAAP financial measures. 2

Company snapshot

Overview

- ✓ Company incorporated in 1982 from base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, IL, with operations in Central Illinois, the Chicago MSA, and Eastern Iowa
- ✓ Leading market position in majority of our core mid-sized markets in Central Illinois[4]
- ✓ Strong deposit franchise with 7bps cost of deposits, 98% core deposits[2]
- ✓ Conservative credit culture, with net recoveries to average loans of 1bp during the year ended December 31, 2021
- ✓ High profitability sustained through cycles

Loan composition



Municipal, consumer & other 6%
C&I 12%
Commercial
CRE–Owner occupied 9%
Agricultural & farm land 10%
CRE–Non-owner occupied 27%
C&D 12%
Multi-family 11%
1-4 Family residential 13%
Commercial Real Estate

Deposit composition



Time 9%
Noninterest-bearing demand 29%
Interest-bearing demand 29%
Money Market 16%
Savings 17%

Financial highlights ($mm)

	As of or for the year ended	2018	2019	2020	2021
Balance sheet	Total assets	$3,250	$3,245	$3,667	$4,314
	Total gross loans, HFI[1]	2,144	2,164	2,247	2,500
	Total deposits	2,796	2,777	3,131	3,738
	% Core deposits[2]	98.7%	98.4%	99.1%	98.3%
	Loans-to-deposits	76.7%	77.9%	71.8%	66.9%
Key performance indicators	Adjusted ROAA[3]	1.55%	1.78%	1.15%	1.43%
	Adjusted ROATCE[3]	16.7%	18.3%	12.3%	16.1%
	Cost of deposits	0.21%	0.29%	0.14%	0.07%
	NIM[5]	4.25%	4.38%	3.60%	3.23%
	Yield on loans	5.35%	5.51%	4.69%	4.68%
	Efficiency ratio[4]	54.3%	53.1%	58.9%	55.8%
Credit & capital	NCOs / loans	0.23%	0.07%	0.04%	(0.01)%
	NPLs / gross loans	0.74%	0.88%	0.44%	0.11%
	NPAs / Loans + OREO	1.18%	1.11%	0.63%	0.24%
	CET1 (%)	12.7%	12.2%	13.1%	13.4%

Note: Financial data as of and for the three months ended December 31, 2021 unless otherwise indicated; [1] Gross loans includes loans held for investment, before allowance for loan losses; excludes loans held for sale; [2] Core deposits defined as all deposits excluding time deposits of $250,000 or more and brokered deposits; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in the Appendix; [3] Metric based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in the Appendix; net income presented on C-Corporation equivalent basis for periods prior to 2020; [4] Tax-equivalent basis metric; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in the Appendix; [4] Core mid-sized markets in Central Illinois defined as Illinois markets outside of the Chicago metropolitan statistical area.

3

HBT Financial

Strong Loan and Deposit Growth

Q4 2021 loan growth

- Total loans, excluding the impact of acquired NXT and PPP loans, increased 9.0% from Q3 2021, with growth in every category
  - Commercial and industrial (+15%)
  - Agricultural and farmland (+2%)
  - Commercial real estate - owner occupied (+7%)
  - Commercial real estate - non-owner occupied (+4%)
  - Multi-family (+10%)
  - Construction and land development (+25%)
  - One-to-four family residential (+3%)
  - Municipal, consumer, and other (+19%)

Q4 2021 deposit growth

- Total deposits, excluding the impact of acquired NXT deposits, increased 4.0% from Q3 2021, with growth in every category
  - Noninterest-bearing (+4%)
  - Interest-bearing demand (+7%)
  - Money market (+1%)
  - Savings (+1%)
  - Time (+5%)

Change in loans during Q4 2021 ($mm)



$2,148
$195
($30)
$188
$2,500
9/30/2021
NXT Acquisition
PPP Loans
Other Growth[1]
12/31/2021

[1] Other growth includes $22.4 million of NXT participations bought back

Change in deposits during Q4 2021 ($mm)



$3,420
$182
$137
$3,738
9/30/2021
NXT Acquisition
Other Growth
12/31/2021

HBT Financial

4

Loan Portfolio Overview: Commercial Real Estate ◼ $1,246 million portfolio as of December 31, 2021 ➢ $684 million in non - owner occupied CRE primarily supported by rental cash flow of the underlying properties ➢ $264 million in multi - family loans secured by 5+ unit apartment buildings ➢ $298 million in construction and land development loans primarily to developers to sell upon completion or for long - term investment ◼ Vast majority of loans originated to experienced real estate developers within our markets ◼ Guarantees required on majority of loans originated Multi - Family 32% Retail 14% Warehouse/ Manufacturing 12% Office 10% Senior Living Facilities 7% Land and Lots 6% Hotels 5% Auto Repair & Dealers 4% 1 - 4 Family Construction 3% Medical 3% Other* 4% Commercial Real Estate Loan Mix * Includes restaurant/bar exposure of $12.0 million or 1.0% of CRE loans 5 Portfolio 1 Balance ($mm) Average Loan Size ($mm) Weighted Average LTV % Rated Substandard Multi - family $263.9 $1.1 63.8% 0.0% Retail $163.0 $1.2 58.8% 0.2% Warehouse/ Manufacturing $131.8 $1.1 54.2% 0.0% Office $116.9 $1.0 58.1% 0.0% Senior Living $92.1 $4.8 58.0% 29.9% Hotels $56.7 $1.7 60.5% 7.3% Restaurants $11.3 $0.9 64.9% 0.0% 1 Excludes construction loans Details on Select CRE Portfolios

Loan Portfolio Overview: Commercial ◼ $287 million C&I loans outstanding as of December 31, 2021 ➢ For working capital, asset acquisition, and other business purposes ➢ Underwritten primarily based on borrower’s cash flow and majority further supported by collateral and personal guarantees; loans based primarily in - market ◼ $235 million owner - occupied CRE outstanding as of December 31, 2021 ➢ Primarily underwritten based on cash flow of business occupying properties and supported by personal guarantees; loans based primarily in - market Auto Repair & Dealers 13% Health Care and Social Assistance 11% Grain Elevators 11% Real Estate and Rental and Leasing 9% Construction 8% Wholesale Trade 6% Arts, Entertainment, and Recreation 6% Manufacturing 6% Retail Trade - Other 5% Restaurants and Bars 4% Professional, Scientific, and Technical Services 3% Finance and Insurance 2% Other 16% Commercial Loan Mix 1 1 Commercial loan mix excludes $28 million of PPP loans 6 Portfolio 1 Balance ($mm) Average Loan Size ($mm) % Rated Substandard Auto Repair & Dealers $65.4 $0.8 0.0% Health Care & Social Assistance $54.8 $0.4 5.8% Grain Elevators $53.8 $2.0 31.9% Arts, Entertainment & Recreation $28.1 $0.5 1.4% Retail Trade $26.0 $0.2 7.2% Restaurants $20.7 $0.2 8.3% Details on Select Commercial Portfolios

Loan Portfolio Overview: Agriculture and Farmland ◼ $248 million portfolio as of December 31, 2021 ◼ Significant increase in corn and soybean prices since 2020 improved borrower profitability and should reduce portfolio credit risk ◼ Federal crop insurance programs mitigate production risks ◼ No customer accounts for more than 3% of the agriculture portfolio ◼ Weighted average LTV on Farmland loans is 54.6% ◼ 0.3% is rated substandard as of December 31, 2021 ◼ Over 70% of agricultural borrowers have been with the Company for at least 10 years, and over half for more than 20 years Agriculture and Farmland Loan Mix 1 Farmland 64% Crops 29% Equipment finance 4% Livestock 3% 1 Agriculture and Farmland loan mix excludes $1 million of PPP loans 7

Loan Portfolio Overview: 1 - 4 Family Residential Mortgage ◼ $328 million in - house portfolio as of December 31, 2021 ◼ 2.3% is rated substandard 1st Mortgages Non - owner Occupied 52% 1st Mortgages Owner Occupied 28% HELOCs and 2nd Mortgages 20% 1 - 4 Family Residential Loan Mix ◼ $1.04 billion sold to the secondary market with servicing retained as of December 31, 2021 ◼ Q4 2021 residential mortgage origination volume of $27.9 million declined from $37.3 million during Q3 2021 due to less refinance activity In - house 1 - 4 Family Residential Mortgage Portfolio Secondary Market 1 - 4 Family Residential Mortgage Portfolio Residential Mortgage Loan Origination Volume ($mm) $0 $20 $40 $60 $80 $100 $120 $140 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 8

Loan Portfolio Overview: Municipal, Consumer and Other ◼ $157 million portfolio as of December 31, 2021 ➢ Loans to municipalities are primarily federally tax - exempt ➢ Consumer loans include loans to individuals for consumer purposes and typically consist of small balance loans ◼ Commercial Tax - Exempt - Senior Living ➢ $ 32.6 million portfolio with $8.2 million average loan size ➢ Weighted average LTV of 89.8% ➢ 38.9% is rated substandard ◼ Commercial Tax - Exempt – Medical ➢ $20.1 million portfolio with $1.8 million average loan size ➢ Weighted average LTV of 40.4% ➢ No loans are rated substandard Municipal, Consumer and Other Loan Mix 1 Municipalities 41% Commercial Tax - Exempt (Senior Living) 21% Commercial Tax - Exempt (Medical) 13% Consumer 8% Other 17% 1 Municipal, Consumer and Other loan mix excludes $0.2 million of PPP loans 9

Paycheck Protection Program (PPP) Details PPP Loans by Portfolio as of September 30, 2021 Portfolio Balance ($000) Commercial and industrial $28,404 Agricultural and farmland $913 Municipal, consumer, and other $171 Total PPP Loans $29,488 ◼ PPP loan balances, net of deferred origination fees, totaled $29 million (1.2% of total loans) as of December 31, 2021 ➢ Deferred origination fees on PPP loans totaled $1.5 million as of December 31, 2021, almost entirely related to round 2 PPP loans ◼ Full or partial forgiveness on round 1 PPP loans totaling $185.3 million (over 99% of the balances) as of December 31, 2021, including $0.8 million during Q4 2021 ◼ Full or partial forgiveness on round 2 PPP loans totaling $75.8 million (71% of the balances) as of December 31, 2021, includ ing $33.1 million during Q4 2021 ◼ Deferred origination fees amortized over life of loan; accelerated upon forgiveness or repayment ➢ Deferred origination fees on PPP loans of $1.6 million were recognized as loan interest income during the three months ended December 31, 2021, which included $1.5 million due to loan forgiveness and payoffs, compared to $3.0 million during the three months ended September 30, 2021, which included $2.7 million due to loan forgiveness and payoffs 10 PPP Loans by Portfolio as of December 31, 2021 Portfolio Balance ($000) Commercial and industrial $55,374 Agricultural and farmland $3,462 Municipal, consumer, and other $985 Total PPP Loans $59,821

Loan Portfolio Overview: Asset Quality and Reserves ◼ At December 31, 2021, non - performing assets were $6.1 million, or 0.14% of total assets compared to $12.8 million, or 0.33% of total assets at September 30, 2021 ◼ Net charge - offs were $82 thousand, or 0.01%, for the quarter ended December 31, 2021 ◼ Substandard loans increased $6.5 million to $82.2 million and Pass - Watch loans decreased $1.1 million to $148.3 million as of December 31, 2021 when compared to September 30, 2021 Non - performing assets/ Total assets % and Net charge - off % ◼ Allowance for loan losses totaled $23.9 million, or 0.96% of loans before allowance, at December 31, 2021 compared to $24.9 million, or 1.16%, at September 30, 2021 ◼ In addition to our allowance for loan losses, we had $2.3 million in credit - related discounts on acquired loans at December 31, 2021 which is an increase of $1.4 million from September 30, 2021 Asset quality impact from COVID - 19 is modest so far Allowing for the release of the allowance for loan losses Allowance for loan losses to total loans (%) 1.17 0.78 0.74 0.39 0.14 0.15 0.23 0.07 0.04 (0.01) 2017 2018 2019 2020 2021 NPAs/ Total Assets % NCO % 0.93 0.96 1.03 1.42 0.96 2017 2018 2019 2020 2021 11

Revolving Line Utilization Remains Below Historical Levels ◼ Revolving line utilization rate ticked up to 44% at December 31, 2021 compared to 41% at September 30, 2021 ◼ Revolving line utilization at December 31, 2021 was 6 percentage points below the recent peak of 50% at March 31, 2019 Revolving line balances and line utilization rates ($mm) 12 0% 10% 20% 30% 40% 50% 60% 70% 80% $0 $50 $100 $150 $200 $250 $300 $350 $400 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Balance Line utilization rate %

U.S. Treasury 9% Yield:1.25% U.S. Gov't Agency 11% Yield: 1.58% Municipal 24% Yield: 1.98% Agency RMBS 16% Yield: 1.67% Agency CMBS 35% Yield: 1.78% Corporate 5% Yield: 3.54% Securities Portfolio Overview ◼ Company’s debt securities consist primarily of the following types of fixed income instruments: ◼ Agency guaranteed MBS: MBS pass - throughs, CMOs, and CMBS ◼ Municipal Bonds: weighted average NRSRO credit rating of AA/Aa2 ◼ Treasury, Government Agency Debentures, and SBA - backed Full Faith and Credit Debt ◼ Corporate Bonds: AAA Supra Sovereign Debt and Investment Grade Corporate and Bank Subordinated Debt ◼ Investment strategy focused on maximizing returns and managing the Company’s asset sensitivity with high credit quality intermediate duration investments ◼ Company emphasizes predictable cash flows that limit faster prepayments when rates decline or extended durations when rates rise Financial data as of December 31, 2021 13 Portfolio Composition Amortized Cost: $ 1,275 mm Yield: 1.83% Overview Key investment portfolio metrics ($000) AFS HTM Total Amortized Cost $938,360 $336,185 $1,274,545 Fair Value 942,168 336,027 1,278,195 Unrealized Gain/(Loss) 3,808 (158) 3,650 Book Yield 1.81% 1.87% 1.83% Effective Duration 4.42 6.33 4.92

◼ The low interest rate environment has pressured the net interest margin ◼ 40% of the loan portfolio matures or reprices within the next 12 months ◼ Loan mix is 65% fixed rate and 35% variable rate; 77% of variable rate loans have floors and 86% of those loans have hit thei r f loors Net Interest Margin FTE NIM 1 GAAP NIM Annual Quarterly Accretion of acquired loan discounts contribution to GAAP NIM 16bps 3.83% 4.16% 4.31% 3.54% 3.18% 4.01% 4.25% 4.38% 3.60% 3.23% 2017 2018 2019 2020 2021 14 13bps 7bps 2bps 1bp 2bps 2bps 2bps 6bps PPP loan fees contribution to GAAP NIM 9 bps N/A N/A N/A 3.31% 3.25% 3.14% 3.18% 3.17% 3.36% 3.30% 3.19% 3.23% 3.22% 4Q20 1Q21 2Q21 3Q21 4Q21 14bps 25bps 25 bps 31bps 15 bps * Annualized measure; 1 Tax - equivalent basis metric; see "Non - GAAP reconciliations" in the Appendix for reconciliation of non - GAAP financial measures to their most closely comparabl e GAAP financial measures. 3bps 24bps FTE NIM 1* GAAP NIM * Accretion of acquired loan discounts contribution to GAAP NIM PPP loan fees contribution to GAAP NIM

Wealth Management Overview 15 Comprehensive Wealth Management Services ◼ Proprietary investment management solutions ◼ Financial planning ◼ Trust and estate administration $4.4 $4.5 $4.8 $5.9 $1.6 $1.6 $1.7 $2.0 $0.4 $0.4 $0.4 $0.2 $0.4 $0.3 $0.3 $0.3 $0.6 $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 2018 2019 2020 2021 Asset Management and Trust Services Agricultural Services - Farm Management Agricultural Services - Real Estate Brokerage Investment Brokerage Insurance Brokerage $7.4 $6.8 $7.2 $8.4 Wealth Management Revenue Trends ($mm) 1 Operations of insurance brokerage division was sold during first quarter of 2019 Over $1.9 billion of assets under management or administration as of December 31, 2021 1 Agricultural Services ◼ Farm management services: Over 75,000 acres ◼ Real estate brokerage including auction services ◼ Farmland appraisals Total

Capital and Liquidity Overview CET 1 Risk - based Capital Ratio (%) Leverage Ratio (%) Tangible Common Equity to Tangible Assets (%) 1 Liquidity Sources ($000) 12.09 12.71 12.15 13.06 13.37 2017 2018 2019 2020 2021 9.94 10.80 10.38 9.94 9.84 2017 2018 2019 2020 2021 8.94 9.67 9.49 9.27 8.89 2017 2018 2019 2020 2021 Liquidity Source As of 12/31/21 Balance of Cash and Cash Equivalents $409,268 Market Value of Unpledged Securities 924,469 Available FHLB Advance Capacity 316,703 Available Fed Fund Lines of Credit 80,000 Total Estimated Liquidity $1,730,440 1 See "Non - GAAP reconciliations" in the Appendix for reconciliation of non - GAAP financial measures to their most closely comparabl e GAAP financial measures. 16

Near - Term Outlook ◼ Loan balances (excluding the impact of PPP loans) expected to grow in the mid - single digits during 2022 with growth weaker in 1Q 22 and improving as demand improves along with a more sustained economic recovery ➢ Disruption in the Chicago banking market following consolidations is creating opportunities to hire quality commercial lender s ◼ Expect continued net interest income growth and core NIM (excluding the impact of PPP loans) expansion ➢ Continued favorable shift in earning asset mix as excess liquidity is deployed into loans ➢ Asset sensitive balance sheet is well positioned for a rising rate environment ◼ Excluding mortgage banking, all noninterest income components are expected to increase consistent with the growth of the bank an d its larger customer base ➢ Anticipate a significant decline in mortgage banking fee income due to higher interest rates and less refinance volume ◼ Fully capitalize on synergies from the NXT Bancorporation acquisition ➢ Fully - realized cost savings starting in 1Q 2022 ➢ Continue to benefit from the improved business development capabilities of NXT, larger customer base, and expanded lending ca pac ities ◼ Continued strong credit metrics and improving economic conditions expected to allow for modest provision levels ◼ Balanced approach to capital deployment with flexibility to support faster organic growth, current cash dividend and share re pur chases ◼ Well - positioned to capitalize on additional accretive acquisition opportunities 17

Our history Fred Drake named President and CEO of Heartland Bank and Trust Company and leads its entry into Bloomingt on - Normal 1992 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in Central IL M.B. Drake starts bank in Central IL 1920 HBT Financial, Inc. incorporates as a multi - bank holding company owning three banks 1982 1997 All five banks owned by HBT Financial, Inc. merge into Heartland Bank and Trust Company Wave of FDIC - assisted and strategic acquisitions, including expansion into the Chicago MSA 2010 - 2015 Acquisition of Lincoln S.B. Corp (State Bank of Lincoln) 2018 1 Company crosses $1bn in assets 2007 1999 - 2008 Entry into several new markets in Central IL through de novo branches and acquisitions 1 Although the Lincoln transaction is identified as an acquisition above, the transaction was accounted for as a change of repo rt ing entity due to its common control with the Company 2019 Completion of IPO in October 18 2020 Merger of State Bank of Lincoln into Heartland Bank and Trust Company 20 21 Entry i nto Iowa with NXT Bank acquisition

◼ On October 1, 2021, HBT closed the NXT acquisition adding $234 million of assets, $195 million of loans, and $182 million of deposits ◼ Provides opportunity to utilize existing excess liquidity to replace higher cost acquired deposits and to repurchase loan participations sold ◼ Increases loan - to - deposit ratio ◼ Effectively leverages capital in an accretive transaction for shareholders ◼ Merger and system conversion of NXT Bank and Heartland Bank occurred in December 2021 NXT Bancorporation Acquisition Overview Key Highlights and Strategic Rationale ◼ Expands HBT footprint into higher growth Eastern Iowa markets with similar demographics to communities where HBT has had success ◼ Adds talented team of community bankers with relationship - based approach and strong credit culture ◼ Provides opportunities to expand customer relationships with broader range of products and services and greater ability to meet larger borrowing needs ◼ NXT President and CEO remains with Heartland Bank as Iowa Market President Financial Impact NXT Bank Footprint 19

Our markets Branch locations Chicago MSA 33% Iowa 5% Mid - sized Illinois markets 62% Deposits Chicago MSA 48% Iowa 11% Mid - sized Illinois markets 41% Loans Chicago MSA 29% Iowa 7% Mid - sized Illinois markets 64% Branches $2.5bn $3.7bn 61 branches Note: Financial data as of December 31, 2021 20 Source: S&P Global Market Intelligence Illinois branches outside of the Chicago MSA Illinois branches in the Chicago MSA Iowa branches acquired in the NXT Bancorporation, Inc. acquisition closed on October 1, 2021 Exposure to mid - sized and metropolitan markets in Illinois

Business strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in Central IL banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Nearly all loans originated to borrowers domiciled within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 3 deposit market share rank in 6 of 7 largest core mid-sized markets in Central Illinois[1]) that contributes to our strong core deposit base and funding advantage
- Continue to deploy our excess deposit funding (67% loan-to-deposit ratio) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will continue to be a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by only 4bps NCOs / loans during 2020 and (1)bp during 2021

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 8 community bank acquisitions in the last 12 years
- Chicago MSA, in particular, has ~100 banking institutions with less than $1bn in assets
- 1.43% ROAA[2] and 3.23% NIM[3] during 2021
- Highly profitable through the Great Recession

[1] Core mid-sized markets in Central Illinois defined as Illinois markets outside of the Chicago metropolitan statistical area; [2] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations" in Appendix; [3] Metrics presented on tax equivalent basis; peer metrics shown FTE where available; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

HBT Financial

21

Our core operating principles Continue disciplined growth ◼ Continued organic growth in our core mid - sized markets with increased growth opportunities in the Chicago MSA and Iowa ◼ Pursue strategically compelling and financially attractive M&A opportunities that are consistent with our culture Uphold our Midwestern values ◼ Long - time family - owned/controlled bank that demonstrates our values through hard work, perseverance, and doing the right thing ◼ Committed to all stakeholders, including our customers, employees, communities, and shareholders Prioritize safety and soundness ◼ Preserve asset quality through prudent underwriting standards ◼ Robust compliance management framework emphasizing sound governance practices ◼ Protect stable core deposit base through excellent customer service Maintain strong profitability ◼ Consistently generate strong earnings throughout various economic cycles, supported by: ◼ Leading deposit share in our core markets ◼ Underwriting attractively priced loans ◼ Diversified sources of fee income ◼ Disciplined expense management 22

Experienced executive management team with deep community ties Fred L. Drake Chairman and CEO 38 years with Company 41 years in industry J. Lance Carter President and Chief Operating Officer 20 years with Company 28 years in industry Patrick F. Busch Chief Lending Officer, President of Heartland Bank 26 years with Company 43 years in industry Matthew J. Doherty Chief Financial Officer 11 years with Company 30 years in industry Lawrence J. Horvath Senior Regional Lender, Heartland Bank 11 years with Company 36 years in industry Mark W. Scheirer Chief Credit Officer 10 years with Company 29 years in industry Andrea E. Zurkamer Chief Risk Officer 8 years with Company 21 years in industry Diane H. Lanier Chief Retail Officer 24 years with Company 36 years in industry 23

Talented Board of Directors with deep financial services industry experience



Fred L. Drake
Chairman

- Director since 1984
- CEO of HBT Financial
- **38** years with Company
- **41** years in industry



J. Lance Carter
Director

- Director since 2011
- President and COO of HBT Financial
- **20** years with Company
- **28** years in industry



Patrick F. Busch
Director

- Director since 1998
- Chief Lending Officer of HBT Financial
- **26** years with Company
- **43** years in industry



Dr. C. Alvin Bowman
Director

- Director since June 2019
- Former President of Illinois State University
- **36** years in higher education



Eric E. Burwell
Director

- Director since June 2005
- Owner, Burwell Management Company
- Invests in a variety of real estate, private equity, venture capital and liquid investments



Allen C. Drake
Director

- Director since 1981
- Retired EVP with **27** years of experience at Company
- Formerly responsible for Company's lending, administration, technology, personnel, accounting, trust and strategic planning



Linda J. Koch
Director

- Director since June 2020
- Former President and CEO of the Illinois Bankers Association



Gerald E. Pfeiffer
Director

- Director since June 2019
- Former Partner at CliftonLarsonAllen LLP with **46** years of industry experience
- Former CFO of Bridgeview Bancorp



Dale S. Strassheim
Director

- Director since 1993
- Former President and CEO of BroMenn Healthcare
- Former President and CEO of The Baby Fold, a child welfare non-profit organization

HBT Financial

24

Investment highlights 4 1 2 3 5 Track record of successfully integrating acquisitions Consistent performance through cycles Leading market position in core mid - sized markets, with additional growth opportunity in the Chicago MSA and Iowa Stable, low - cost deposit base well - positioned for rising rates Prudent risk management 25

Consistent performance through cycles… Drivers of profitability Pre - tax return on average assets (%) 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 2006 2007 2008 2009 2010 2011¹ 2012¹ 2013¹ 2014 2015 2016 2017 2018 2019 2020 3Q21 YTD Source: S&P Global Market Intelligence; For 2006 through June 30, 2012, the Company’s pre - tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; 1 HBT pre - tax ROAA adjusted to exclude the following significant non - recurring items in the following years: 2011: $25.4 million bargain purchase gains; 2012: $11.4 million bargain purchase gains, $9.7 million net realized gain on securities, and $6.7 million net positive adjustments on FDIC indemnification asset and true - up liability; 2013: $9.1 million ne t realized loss on securities and $6.9 million net loss related to the sale of branches; 2 Represents 23 high performing major exchange - traded banks headquartered in the Midwest with $2 - 10bn in assets and a 2020 core re turn on average assets above 1.0% Strong, low - cost deposits supported by our leading market share in core mid - sized markets 1 Relationship - based business model that has allowed us to cultivate and underwrite attractively priced loans A robust credit risk management framework to prudently manage credit quality Diversified sources of fee income, including in wealth management 4 Company Adjusted 1 Company High Performing Peer Median 2 Consistent outperformance, even during periods of broad economic stress 1 2 3 26

1 . . . drives compelling tangible book value growth

Tangible book value per share over time ($ per share)[1]



TBVPS CAGR[1]: 12.0%
$4.69
$5.38
$6.10
$6.91
$10.15
$12.56
$12.93
$14.72
$15.33
$16.25
$16.23
$17.27
$17.80
$(7.26)
TBVPS CAGR[1]: 10.3%
$10.54
$11.12
$12.29
$13.13
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q19
IPO Diultion[2]
3Q19 IPO Adjusted[2]
2019 2020 2021

Cumulative effect of dividends paid ($ per share)[3]



$0.20
$0.40
$0.60
$0.79
$1.53
$1.76
$2.03
$2.37
$3.21
$5.01
$5.88
$7.83
$0.60
$1.20
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q19
3Q19 2019 2020 2021

[1] For reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix; [2] In 2019, HBT Financial issued and sold 9,429,794 shares of common stock at a price of $16 per share. Total proceeds received by the Company, net of offering costs, were $138.5 million and were used to substantially fund a $170 million special dividend to stockholders of record prior to the initial public offering. Amount reflects dilution per share attributable to newly issued shares in initial public offering and special dividend payment. For reconciliation with GAAP metric, see "Non-GAAP reconciliations" [3] Excludes dividends paid to S Corp shareholders for estimated tax liability prior to conversion to C Corp status on October 11, 2019. Excludes $170 million special dividend funded primarily from IPO proceeds. For reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix

HBT Financial

27

Leading market position in core mid - sized markets . . . Top 3 deposit share rank in 6 of 7 largest core mid - sized markets in Central Illinois 1 Company Market County % of Company deposits Deposits ($mm) Branches Market share Rank Population (000) Money Center share 2 McLean $635 9 16.7% 2 171 10.0% DeKalb 403 7 13.8% 4 105 – Cook 271 2 0.1% 53 5,121 36.5% Tazewell 262 7 7.6% 2 131 – Woodford 252 6 26.6% 2 38 – Bureau 246 4 21.0% 1 32 – Logan 220 3 33.5% 1 28 – De Witt 184 3 39.5% 2 15 – Other Counties 952 21 Company market share by county 28% 5% 6% 7% 7% 8% 8% 12% 19% Note: Data as of June 30, 2021 Source: S&P Capital IQ 1 Core mid - sized markets in Central Illinois defined as Illinois markets outside of the Chicago metropolitan statistical area; 2 Money Center banks include Chase, Bank of America, Wells Fargo, and Citibank. Shaded counties denote Company ’s top mid - sized markets by deposit share 2 28

. . . with growth opportunity in the Chicago MSA and Iowa ◼ Loans totalling $1.2 billion as of December 31, 2021, growing $0.3 billion since December 31, 2016 (CAGR of 5.9%) ◼ Entered market in 2011 with acquisition of Western Springs National Bank ◼ Chicago MSA is home to >9.4mm residents, with an annual GDP >$675bn 1 ◼ In - market disruption from recent bank M&A in Chicago MSA has provided attractive source of local talent ◼ Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits ◼ Match - funded loan growth as evidenced by 97% loan - to - deposit ratio within the Chicago MSA ◼ Loan growth in Chicago MSA spread across a variety of commercial asset classes, including multifamily, mixed use, industrial, retail, and office Chicago MSA Iowa 1 Source: Federal Reserve Bank of St. Louis FRED; 2 Demographic data is provided by Claritas based primarily on US Census data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for the data presented 2 29 ◼ Loans totalling $273 million as of December 31, 2021 ◼ Entered market in 2021 with acquisition of NXT Bank ◼ Iowa is home to >3.1mm residents, with an annual GDP >$190bn 1 ◼ Branch locations in Cedar Rapids MSA, Iowa City MSA, and Waterloo - Cedar Falls MSA ◼ Population growth forecast for Cedar Rapids market of 3.4% 2 and Iowa City market of 4.9% 2 (2022 – 2027) are above HBT’s Illinois markets ◼ Opportunity to accelerate loan growth in Iowa thanks to HBT’s larger lending limit and ability to add to talented banking team

Stable, low - cost deposit base well - positioned for rising rates Cost of deposits* (%) remains consistently below peers Source: S&P Global Market Intelligence Note: Peer data as available on January 16, 2022; 1 Represents median of 23 high performing major exchange - traded banks headquartered in the Midwest with $2 - 10bn in assets and a 2 020 core return on average assets above 1.0%; * Annualized measure. 1 3 30 0.18 0.17 0.21 0.29 0.14 0.07 0.30 0.32 0.55 0.83 0.46 0.21 2016 2017 2018 2019 2020 3Q21 YTD HBT High Performing Peers With a lower deposit beta than peers during the last interest rate tightening cycle 0.00 0.50 1.00 1.50 2.00 2.50 0.0 0.2 0.4 0.6 0.8 1.0 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 HBT Cost of Deposits % (left axis) High Performing Peers Median Cost of Deposits % (left axis) Fed Funds Rate % (right axis) Deposit beta (4Q16 – 1Q19): HBT = 7.7%, High Performing Peers = 28.0%

Farmer City State Bank Farmer City, IL $70mm deposits Citizens First National Bank Princeton, IL FDIC - assisted $808mm deposits Track record of successfully integrating acquisitions BankPlus Morton, IL $231mm deposits 2007 2012 Bank of Illinois Normal, IL FDIC - assisted $176mm deposits Western Springs National Bank Western Springs, IL FDIC - assisted $184mm deposits Bank of Shorewood Shorewood, IL FDIC - assisted $105mm deposits 2011 2018 2015 2010 National Bancorp, Inc. (American Midwest Bank) Schaumburg, IL $447mm deposits Lincoln S.B. Corp (State Bank of Lincoln) 1 Lincoln, IL $357mm deposits 1 Although the Lincoln transaction is identified as an acquisition, the transaction was accounted for as a change of reporting en tity due to its common control with Company 4 31 2021 NXT Bancorporation, Inc. (NXT Bank) Central City, IA $181mm deposits

5 Prudent risk management

Comprehensive Enterprise Risk Management

Strategy and Risk Management

- Majority of Directors are independent, with varied experiences and backgrounds
- Board of directors has an established Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and an Enterprise Risk Management (ERM) Committee
- ERM program embodies the “three lines of defense” model and promotes business line risk ownership.
- Independent and robust internal audit structure, reporting directly to our Audit Committee
- Strong compliance culture and compliance management system
- Code of Ethics and other governance documents are available at ir.hbtfinancial.com

Data Security & Privacy

- Robust data security program, and under our privacy policy, we do not sell or share customer information with non-affiliated entities.
- Formal company-wide business continuity plan covering all departments, as well as a cybersecurity program that includes internal and outsourced, independent testing of our systems and employees

Disciplined Credit Risk Management

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, regulatory CRE, and residential
- Primarily originated across in-footprint borrowers
- Centralized credit underwriting group that evaluates all exposures over $500,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring
- Robust loan review process annually reviews more than 40% of loan commitments.

Historical net charge-offs (%)


NCOs / Loans %
0.15
0.23
0.07
0.04
(0.01)
2017
2018
2019
2020
2021

HBT Financial
32

Appendix 33

Non-GAAP reconciliations

Adjusted net income and adjusted ROAA

($000)	2018	2019	2020	2021	4Q21
Net income	$63,799	$66,865	$36,845	$56,271	$13,594
C-Corp equivalent adjustment [1]	(15,502)	(13,493)	--	--	--
C-Corp equivalent net income [1]	$48,297	$53,372	$36,845	$56,271	$13,594
Adjustments:					
Acquisition expenses	--	--	--	(1,416)	(879)
Branch closure expenses	--	--	--	(748)	--
Charges related to termination of certain employee benefit plans	--	(3,796)	(1,457)	--	--
Net earnings (losses) from closed or sold operations, including gains on sale [2]	(822)	524	--	--	--
Realized gain (loss) on sales of securities	(2,541)	--	--	--	--
Mortgage servicing rights fair value adjustment	629	(2,400)	(2,584)	1,690	265
Total adjustments	(2,734)	(5,672)	(4,041)	(474)	(614)
Tax effect of adjustments	779	1,617	1,152	(95)	48
Less adjustments after tax effect	(1,955)	(4,055)	(2,889)	(569)	(566)
Adjusted net income	**$50,252**	**$57,427**	**$39,734**	**$56,840**	**$14,160**
Average assets	$3,247,598	$3,233,386	$3,447,500	$3,980,538	$4,266,663
Return on average assets	1.96%	2.07%	1.07%	1.41%	1.26%*
C Corp equivalent return on average assets	1.49%	1.65%	N/A	N/A	N/A
Adjusted return on average assets	**1.55%**	**1.78%**	**1.15%**	**1.43%**	**1.32%***

* Annualized measure; [1] Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such year. No such adjustment is necessary for periods subsequent to 2019; [2] Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.

HBT Financial

34

Non-GAAP reconciliations (cont'd)

Average tangible common equity and adjusted ROATCE

($000)	2018	2019	2020	2021	4Q21
Total stockholders' equity	$330,214	$341,544	$350,703	$380,080	$410,190
Less: goodwill	(23,620)	(23,620)	(23,620)	(25,057)	(29,322)
Less: core deposit intangible assets	(6,256)	(4,748)	(3,436)	(2,333)	(2,092)
Average tangible common equity	**$300,338**	**$313,176**	**$323,647**	**$352,690**	**$378,776**
Net income	$63,799	$66,865	$36,845	$56,271	$13,594
C Corp equivalent net income [1]	48,297	53,372	N/A	N/A	N/A
Adjusted net income	50,252	57,427	39,734	$56,840	14,160
Return on average stockholders' equity	19.32%	19.58%	10.51%	14.81%	13.15%*
Return on average tangible common equity	21.24%	21.35%	11.38%	15.95%	14.24%*
C Corp equivalent return on average stockholders' equity [1]	14.63%	15.63%	N/A	N/A	N/A
C Corp equivalent return on average tangible common equity [1]	16.08%	17.04%	N/A	N/A	N/A
Adjusted return on average stockholders' equity	15.22%	16.81%	11.33%	14.95%	13.70%*
Adjusted return on average tangible common equity	16.73%	18.34%	12.28%	16.12%	14.83%*

* Annualized measure; [1] Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such year. No such adjustment is necessary for periods subsequent to 2019.

HBT Financial

35

Non-GAAP reconciliations (cont'd)

Net interest income (tax-equivalent basis)

($000)	2017	2018	2019	2020	2021
Net interest income	$120,998	$129,442	$133,800	$117,605	$122,403
Tax equivalent adjustment	5,527	2,661	2,309	1,943	2,028
Net interest income (tax-equivalent basis)	**$126,525**	**$132,103**	**$136,109**	**$119,548**	**$124,431**
Average interest-earnings assets	$3,157,195	$3,109,289	$3,105,863	$3,318,764	$3,846,473

Net interest margin (tax-equivalent basis)

(%)	2017	2018	2019	2020	2021
Net interest margin	3.83%	4.16%	4.31%	3.54%	3.18%
Tax equivalent adjustment	0.18%	0.09%	0.07%	0.06%	0.05%
Net interest margin (tax-equivalent basis)	**4.01%**	**4.25%**	**4.38%**	**3.60%**	**3.23%**

Net interest income (tax-equivalent basis)

($000)	4Q20	1Q21	2Q21	3Q21	4Q21
Net interest income	$29,164	$29,129	$29,700	$30,715	$32,859
Tax equivalent adjustment	502	503	503	508	514
Net interest income (tax-equivalent basis)	**$29,666**	**$29,632**	**$30,203**	**$31,223**	**$33,373**
Average interest-earnings assets	$3,508,128	$3,637,449	$3,796,219	$3,831,886	$4,155,247

Net interest margin (tax-equivalent basis)

(%)	4Q20	1Q21	2Q21	3Q21	4Q21
Net interest margin	3.31%*	3.25%*	3.14%*	3.18%*	3.17%*
Tax equivalent adjustment	0.05%*	0.05%*	0.05%*	0.05%*	0.05%*
Net interest margin (tax-equivalent basis)	**3.36%***	**3.30%***	**3.19%***	**3.23%***	**3.22%***

* Annualized measure.

HBT Financial

36

Non - GAAP reconciliations (cont’d) Efficiency ratio (tax - equivalent basis) ($000) 2018 2019 2020 2021 4Q21 Total noninterest expense $90,317 $91,026 $91,956 $91,246 $24,381 Less: amortization of intangible assets (1,559) (1,423) (1,232) (1,054) (255) Adjusted noninterest expense $88,758 $89,603 $90,724 $90,192 $24,126 Net interest income $129,442 $133,800 $117,605 $122,403 $32,859 Total noninterest income 31,240 32,751 34,456 37,328 9,354 Operating revenue 160,862 166,551 152,061 159,731 42,213 Tax - equivalent adjustment 2,661 2,309 1,943 2,028 514 Operating revenue (tax - equivalent basis) $163,343 $168,860 $154,004 $161,759 $42,727 Efficiency ratio 55.24% 53.80% 59.66% 56.46% 57.15% Efficiency ratio (tax - equivalent basis) 54.34% 53.06% 58.91% 55.76% 56.47%

Non - GAAP reconciliations (cont’d) Tangible book value per share and cumulative effect of dividends (2007 to 3Q19) ($mm) 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q19 Tangible book value per share Total equity $109 $120 $130 $143 $197 $262 $257 $287 $311 $326 $324 $340 $349 Less goodwill (23) (23) (23) (23) (23) (23) (12) (12) (24) (24) (24) (24) (24) Less core deposit intangible (9) (9) (7) (7) (7) (15) (11) (9) (11) (9) (7) (5) (4) Tangible common equity $77 $88 $99 $113 $167 $224 $233 $265 $276 $294 $293 $311 $321 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Book value per share $6.65 $7.36 $7.95 $8.73 $12.00 $14.68 $14.23 $15.92 $17.26 $18.05 $17.92 $18.88 $19.36 Tangible book value per share $4.69 $5.38 $6.10 $6.91 $10.15 $12.56 $12.93 $14.72 $15.33 $16.25 $16.23 $17.27 $17.80 TBVPS CAGR (%) 12.0% Cumulative effect of dividends per share Cumulative regular dividends $ -- $3 $7 $10 $13 $17 $22 $26 $33 $38 $46 $54 $62 Cumulative special dividends -- -- -- -- -- 10 10 10 10 20 45 52 79 Cumulative effect of dividends $ -- $3 $7 $10 $13 $27 $32 $36 $43 $58 $91 $106 $141 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Cumulative effect of dividends per share $ -- $0.20 $0.40 $0.60 $0.79 $1.53 $1.77 $2.02 $2.36 $3.21 $5.01 $5.88 $7.83 38

Non - GAAP reconciliations (cont’d) IPO adjusted tangible book value per share ($mm) IPO Adjusted 3Q19 2019 2020 2021 Tangible book value per share Total equity $333 $364 $412 Less goodwill (24) (24) (29) Less core deposit intangible (4) (3) (2) Tangible common equity $305 $338 $381 Shares outstanding (mm) 27.46 27.46 28.99 Book value per share $12.12 $13.25 $14.21 Tangible book value per share $10.54 $11.12 $12.29 $13.13 TBVPS CAGR (%) 10.3% Tangible book value per share (IPO adjusted 3Q19 to 1Q21) ($000) 3Q19 Tangible common equity Total equity $348,936 Less goodwill (23,620) Less core deposit intangible (4,366) Tangible common equity 320,950 Net proceeds from initial public offering 138,493 Use of proceeds from initial public offering (special dividend) (169,999) IPO adjusted tangible common equity $289,444 Shares outstanding 18,027,512 New shares issued during initial public offering 9,429,794 Shares outstanding, following the initial public offering 27,457,306 Tangible book value per share $17.80 Dilution per share attributable to new investors and special dividend payment (7.26) IPO adjusted tangible book value per share $10.54 39

Non - GAAP reconciliations (cont’d) ($000) 2017 2018 2019 2020 2021 Tangible common equity Total equity $323,916 $340,396 $332,918 $363,917 $411,881 Less goodwill (23,620) (23,620) (23,620) (23,620) (29,322) Less core deposit intangible (7,012) (5,453) (4,030) (2,798) (1,943) Tangible common equity $293,284 $311,323 $305,268 $337,499 $380,616 Tangible assets Total assets $3,312,875 $3,249,569 $3,245,103 $3,666,567 $4,314,254 Less goodwill (23,620) (23,620) (23,620) (23,620) (29,322) Less core deposit intangible (7,012) (5,453) (4,030) (2,798) (1,943) Tangible assets $3,282,243 $3,220,496 $3,217,453 $3,640,149 $4,282,989 Total stockholders’ equity to total assets 9.78% 10.48% 10.26% 9.93% 9.55% Tangible common equity to tangible assets 8.94% 9.67% 9.49% 9.27% 8.89% Tangible common equity to tangible assets 40

Non - GAAP reconciliations (cont’d) ($000) 2018 2019 2020 2021 Total deposits $2,795,970 $2,776,855 $3,130,534 $3,738,185 Less time deposits of $250,000 or more (36,875) (44,754) (26,687) (59,512) Less brokered deposits -- -- -- (4,238) Core deposits $2,759,095 $2,732,101 $3,103,847 $3,674,435 Core deposits to total deposits 98.68% 98.39% 99.15% 98.29% Core deposits 41

HBT Financial, Inc.